UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Based on the action taken by the United States Treasury Department and the Federal Housing Finance Agency on September 7, 2008 with respect to Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”), Cohen & Steers, Inc. (the “Company”) has recorded an other-than-temporary impairment charge of approximately $10 million on its investments in perpetual preferred securities issued by Fannie Mae and Freddie Mac. The Company’s perpetual preferred investments in Fannie Mae and Freddie Mac, which are included at fair value on its balance sheet as investments available-for-sale, have a total cost of approximately $11 million. The Company does not own any other Fannie Mae or Freddie Mac securities.

The Company believes the other-than-temporary impairment charge will not have a material effect on the Company’s financial position or liquidity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: September 11, 2008	By:	/s/ Matthew S. Stadler
	Name:	Matthew S. Stadler
	Title:	Executive Vice President and Chief Financial Officer